Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-34282) on Form S-8 of our report dated June 23, 2026, with respect to the financial statements of Hasbro, Inc. Retirement Savings Plan.

/s/ KPMG LLP

Providence, Rhode Island
June 23, 2026